Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and Chief Executive Officer (909) 980-4030

CVB Financial Corp. to Participate in the

Sandler O’Neill 2014 West Coast Financial Services Conference

Ontario, CA, March 7, 2014 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will be attending and hosting one-on-one meetings with investors at the Sandler O’Neill 2014 West Coast Financial Services Conference on Tuesday, March 11th. The conference will take place at the Arizona Biltmore in Phoenix, Arizona from March 10th to March 11th.

Mr. Myers’ investor presentation will be available by visiting our website at www.cbbank.com under “Our Investors”, “News & Market Data” for 90 days following the presentation date of March 11th.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. Citizens Business Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.7 billion. Citizens Business Bank serves 39 cities with 37 Business Financial Centers, six Commercial Banking Centers, and three trust office locations covering the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Citizens Business Bank intends to open a new Business Financial Center location in San Diego County in the spring of 2014.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVB Financial Corp., please visit our Citizens Business Bank website at www.cbbank.com and click on the “Our Investors” tab.